AXA Financial, Inc.
Reconciliation of the Contribution to IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share
to AXA Financial's US GAAP Net Earnings
(in millions)

			YTD June
			2005	2006
Contribution to IFRS Underlying Earnings, per AXA Press Release		in Euro

	US Life & Savings		388	488
	Asset Management		98	135
	AXA Financial Holding Company		(43)	(56)

Total Contribution to IFRS Underlying Earnings		in Euro	443	567

	Net realized capital gains attributable to shareholders		21	1

Total Contribution to IFRS Adjusted Earnings		in Euro	464	568

	Profit or loss on financial assets (under Fair Value option) and derivatives		3	16
	Exceptional operations		3	96
	Goodwill and related intangibles		(4)	(2)

Total Contribution to IFRS Net Income, Group Share		in Euro	466	678

	Average exchange rate	US$1.00 =	0.778	0.814

		in US$	598	833
Reconciling items:
(A)	GMIB/DB Reserves & Reinsurance Asset		53	(18)
(B)	Investment income & capital gains (losses)		(8)	(3)
(C)	Amortization of goodwill & other intangible assets		(9)	(8)
(D)	Employee Benefits Plan - Fresh Start, net of DAC capitalization		(23)	(14)
(E)	Employee stock based compensation		7	(3)
(F)	Other Reserve adjustment - including SOP 03-01		(2)	(1)
(G)	Amortization of DAC & VOBA		(27)	(19)
(H)	Tax benefits on Goodwill amortizaiton		(8)	(9)
(I)	Gains on issuance of Alliance units		-	(90)
Other			(7)	(13)
Total Reconciling items			(24)	(178)

Consolidated US GAAP Net Earnings			$574	$655

(A)
Reflects the accounting for reinsurance contracts ceding variable annuity Guaranted Minimum Income Benefit ("GMIB") as derivative contracts at fair value under US GAAP vs. ceded reinsurance reserves and derivative contracts qualifying risks and the program to hedge certain risks associated with Guaranteed Minimum Death Benefit ("GMDB") features for hedge accounting, respectively, under IFRS.

(B)	Primarily reflects different accounting methodologies for impairments under IFRS and US GAAP.
(C)	Reflects amortization of acquisition related intangible assets in US GAAP on acquisitions prior to adoption of IFRS.
(D)
Represents impact of IFRS initial implementation "fresh start" adjustment to eliminate the portion of employee benefit liabilities related to deferred actuarial gains and losses, which has resulted in a reduction of ongoing IFRS employee benefit expenses compared to US GAAP over the period in which those deferred gains and losses would otherwise have been amortized.

(E)	Represents adjustments to reverse the IFRS accounting for post-2002 stock option awards at fair value.
(F)
Represents adjustment of MVA liabilities from the IFRS basis accrued account balance (with interest rate floors reflected on a contract-by-contract basis) to the US GAAP basis (which considers the impact of interest rate floors on a block of business basis) and adjustments to the liability related to group pension contracts and certain mortality and annuitization benefits, such as the No Lapse Guarantee feature contained in variable and universal life contracts under SOP 03-01.

(G)	Represents DAC and VOBA reactivity to other IFRS adjustments.
(H)
Represents the tax benefit associated with the Bernstein goodwill recognized in IFRS Net Income which is excluded from US GAAP net earnings due to the elimination of Goodwill amortization under SFAS No.142.

(I)	Represents releases of Federal and State deferred taxes principally on prior periods' dilution gains related to the issuance of AllianceBernstein units.

AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under US GAAP
(in millions)

			YTD JUNE
			2005	2006
Contribution to AXA IFRS Revenues per AXA Press Release		in Euro
	Gross Premiums		6,178	7,566
	Other Revenues (A)		446	382
Total Contribution to IFRS Revenues			6,624	7,947

	Average exchange rate	US$1.00 =	0.778	0.814

		in US$	8,513	9,763

Reconciling Items:

Less:	Other Revenues (A)		(573)	(469)
Less:	Deposits from Universal life and investment-type product policy fee income (B)		(6,920)	(8,295)
Less:	Reinsurance ceded premiums (C)		(215)	(223)
Less:	Other (D)		2	2
	Total Reconciling items		(7,706)	(8,985)

Consolidated AXA Financial, Inc. US GAAP Premiums			$807	$778

(A)	Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income that is excluded from Premiums in the IFRS Statement of Earnings